UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2002

Com21, Inc.
(Exact name of registrant as specified in its charter)

Commission file number: 000-24009

Delaware	94-3201698
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

750 Tasman Drive
Milpitas, California    95035
(Address of principal executive offices and principal places of business)

(408) 953-9100
(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

On July 22, 2002, Com21, Inc. issued a press release announcing that the Board of Directors of Com21, Inc. approved the adoption of the Stockholder Right Plan. The press release is attached as Exhibit 99.1 to this Current Report.

This summary is qualified in its entirety by reference to Exhibit 99.1 to this Current Report.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Exhibits.

The following exhibits are filed as part of this Report:
Exhibit Number	Description
Exhibit 99.1	Com21, Inc. Press Release issued on July 22, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Com21, Inc.

By:	/s/ George Merrick

George Merrick
President, Chief Executive Officer

Dated: July 22, 2002

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99.1	Com21, Inc. Press Release issued on July 22, 2002.